                                                      EXHIBIT 24

                             POWER OF ATTORNEY

      Each of the undersigned Directors of Stanhome Inc. whose signature appears below constitutes and appoints G. William Seawright and Bruce H. Wyatt, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign an annual report on Form 10-K for the fiscal year ended December 31, 1995 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

March 6, 1996           By:   /s/H.L. Tower
                              H.L. Tower
                              Director, Chairman of the Board

March 6, 1996           By:   /s/Homer G. Perkins
                              Homer G. Perkins
                              Director

March 26, 1996          By:   /s/Allan Keirstead
                              Allan G. Keirstead
                              Director, Executive Vice President and
                              Chief Administrative & Financial Officer

March 6, 1996           By:   /s/John F. Cauley, Jr.
                              John F. Cauley, Jr.
                              Director

March 26, 1996          By:   /s/G. William Seawright
                              G. William Seawright
                              Director, President and Chief Executive
                              Officer

March 6, 1996           By:   /s/Thomas R. Horton
                              Thomas R. Horton
                              Director

March 6, 1996           By:   /s/Anne-Lee Verville
                              Anne-Lee Verville
                              Director

March 6, 1996           By:   /s/Judith R. Haberkorn
                              Judith R. Haberkorn
                              Director

March 6, 1996           By:   /s/Janet M. Clarke
                              Janet M. Clarke
                              Director

March 6, 1996           By:   /s/Charles W. Elliott
                              Charles W. Elliott
                              Director